Exhibit 99.1
Corporate Property Associates 15 Incorporated
Supplemental Information
As of June 30, 2009
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2008. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA15.com

Corporate Property Associates 15 Incorporated
Reconciliation of Net Income (Loss) to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net income (loss) attributable to CPA®:15 shareholders	$2,172	$14,028	$(8,754)	$39,787 (a)
Depreciation, amortization, and other non-cash charges	14,485	18,344	29,302	33,087
Straight-line and other rent adjustments	(280)	1,837	1,550	2,912
Gain on sale of real estate	—	(90)	(851)	(90)
Impairment charges	9,620	—	33,450	—
FFO adjustment to earnings from equity investments	3,034	2,417	4,801	4,130
FFO adjustment to share of earnings of noncontrolling interests	(2,562)	(4,830)	(6,537)	(9,370)

FFO	$26,469	$31,706	$52,961	$70,456

FFO per share(b)	$0.23	$0.28	$0.47	$0.61

Weighted average shares outstanding	125,845,961	128,895,090	126,353,912	128,936,983

(a)	Net income for the six months ended June 30, 2008 included the recognition of $9.1 million received from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(b)	FFO per share calculation:

FFO	$26,469	$31,706	$52,961	$70,456
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,901	3,951	5,819	7,930

FFO numerator in determination of FFO per share	$29,370	$35,657	$58,780	$78,386

Weighted average shares outstanding including dilutive effect of shares issued in satisfaction of fees due	125,845,961	128,895,090	126,353,912	128,936,983

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

Corporate Property Associates 15 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Six months ended June 30,
	2009	2008
Cash flow from operating activities — as reported	$68,963	$97,466
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	3,808	2,464
Distributions paid to noncontrolling interests, net (b)	(19,735)	(16,543)
Changes in working capital (c)	(4,275)	(7,017)
Advisor settlement (d)	—	(9,111)

Adjusted cash flow from operating activities (e)	$48,761	$67,259

Adjusted cash flow per share	$0.39	$0.52

Distributions declared per share	$0.3546	$0.3423

Payout ratio (distributions per share/adjusted cash flow per share)	91%	66%

Weighted average shares outstanding	126,353,912	128,936,983

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements. Distributions also include the repatriation of cash previously accumulated in foreign bank accounts held by certain joint ventures, which has been allocated to the period during which the cash accumulation occurred. This adjustment in the calculation of adjusted cash flow from operating activities was introduced during the third quarter of 2008 because we believe that it results in a more accurate presentation of this supplemental measure.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. In addition, an adjustment to exclude the impact of escrow funds was introduced in the second quarter of 2009 as more often than not these funds are released to the lender. We believe this adjustment results in a more accurate presentation of this supplemental measure.

(d)	In April 2008, we received $9.1 million from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(e)	During the six months ended June 30, 2009, our adjusted cash flow from operating activities was negatively affected by primarily two factors: (i) a significant increase in rent delinquencies and carrying costs related to properties where the tenants are operating under bankruptcy protection or are experiencing financial distress; (ii) the timing of the receipt of rental income primarily from one tenant that was due during the second quarter of 2009 but received in the third quarter; and (iii) a strengthening of the dollar against the Euro in the current year period as compared to the prior year period, which on a comparative basis meant that rental income denominated in a foreign currency was worth less in US dollars.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described above. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of June 30, 2009 (Unaudited)
(in thousands)
Top Ten Tenants by Rent (Pro Rata Basis)

		Percentage of
Tenant/Lease Guarantor	Annualized Rent	Total Annualized Rent
Hellweg Die Profi-Baumärkte GmbH & Co KG (a)	$26,009	10%
Mercury Partners, LP and U-Haul Moving Partners Inc.	16,465	6%
OBI A.G. (a)	12,412	5%
Carrefour France SAS (a)	12,022	5%
UTI Holdings, Inc.	9,511	4%
Thales S.A. (a) (b)	9,267	4%
Life Time Fitness, Inc.	8,759	3%
Marriott International, Inc.	8,406	3%
True Value Company	6,691	3%
Foster Wheeler, Inc.	6,227	2%

Total	$115,769	45%

Weighted Average Lease Term for Portfolio: 11.6 years
5-Year Historical Occupancy Trend

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	In July 2009, four of the five properties leased to Thales were sold.

(c)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of June 30, 2009 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
West	$44,794	18%
South	43,527	17%
East	38,102	15%
Midwest	37,310	15%

U.S. Total	163,733	65%

International
Germany	33,435	13%
France	29,346	11%
Poland	12,412	5%
Finland	10,822	4%
United Kingdom	2,075	1%
Belgium	1,580	1%

International Total	89,670	35%

Total	$253,403	100%

Portfolio Diversification by Geography

Property Type	Annualized Rent	Percent
Office	$60,494	24%
Industrial	54,690	22%
Retail	48,099	19%
Warehouse/Distribution	36,641	14%
Other Properties(a)	16,609	7%
Self-Storage	16,465	6%
Sports	11,999	5%
Hospitality	8,406	3%

Total	$253,403	100%

Portfolio Diversification by Property Type

(a)	Includes revenue from tenants with the following property types: education (4%), nursing home (2%) and theater (1%).

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of June 30, 2009 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

		Percentage of
Industry Type (a)	Annualized Rent	Annualized Rent
Retail Trade	$65,218	26%
Electronics	26,783	11%
Healthcare, Education and Childcare	20,614	8%
Business and Commercial Services	14,011	6%
Leisure, Amusement, Entertainment	13,453	5%
Automobile	12,214	5%
Chemicals, Plastics, Rubber, and Glass	12,140	5%
Aerospace and Defense	10,866	4%
Buildings and Real Estate	10,702	4%
Hotels and Gaming	8,406	3%
Construction and Building	7,315	3%
Media: Printing and Publishing	5,981	2%
Federal, State and Local Government	5,841	2%
Transportation — Personal	5,763	2%
Beverages, Food, and Tobacco	5,634	2%
Insurance	5,566	2%
Telecommunications	5,512	2%
Consumer and Durable Goods	4,484	2%
Machinery	3,760	2%
Transportation — Cargo	2,520	1%
Other (b)	6,620	3%

Total	$253,403	100%

(a)	Based on the Moody’s Classification System and information provided by the tenant.

(b)	Includes revenue from tenants in the following industries: grocery (0.9%), consumer non-durable goods (0.8%), forest products and paper (0.5%), and mining, metals and primary metal industries (0.4%).